UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2013

3DIcon Corporation

 (Exact name of registrant as specified in charter)

Oklahoma (State or other jurisdiction of incorporation)	000-54697 (Commission File Number)	73-1479206 (IRS Employer Identification No.)

6804 South Canton Avenue, Suite 150 Tulsa, OK (Address of principal executive offices)	74136 (Zip Code)

Registrant’s telephone number, including area code: (918) 494-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

A technology update letter to the shareholders of 3DIcon Corporation (the “Company”) was issued on March 5, 2013. In his letter, the Company’s Chief Executive Officer, Mark Willner, provided an update about the technical status of the Company's patented CSpace® volumetric 3D display technology and near term plans for further development of that technology. In addition, Mr. Willner described the Company's plans to enter into the glasses-free flat screen 3D industry and a new technology that the Company has developed as part of those plans. At this time, the Company does not have any definitive agreement in place and no assurances can be made the Company will be able to consummate a transaction that would allow such entry into the glasses-free flat screen 3D space.

A copy of Mr. Willner’s letter is attached herewith as Exhibit 99.1. A copy of the press release announcing the letter is attached herewith as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No .	Description

99.1	Technology Update Letter to shareholders from 3DIcon’s Chief Executive Officer, Mark Willner
99.2	Press release dated March 5, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2013	3DICON CORPORATION By: /s/ Mark Willner
Name: Mark Willner Position: Chief Executive Officer